Exhibit 10.19

SELECTIVE SEVERANCE PROGRAM
NOTIFICATION LETTER

To:

Due to the restructuring of GrafTech International Holdings Inc. (the “Company”) during                      , your position has been eliminated and you will be released from employment with the Company on                       (this is referred to as your “Separation Date”), with a “last day of active work” of                       .

As a result, you are eligible for a severance allowance and other benefits under the Company’s Selective Severance Program (“Program”).

If you meet (and continue to meet) the terms and conditions of the Program, you will be eligible for Program benefits as follows:

Severance Payments

•                  Following the Separation Date, a severance allowance will be provided as follows:

Years of Service: XX	Severance: X months’ pay

Company Service Credit (thru last day worked)	Severance

Under 1 Year	1 month’s pay

At least 1 and Under 5 Years	2 months’ pay

At least 5 and Under 7 Years	3 months’ pay

At least 7 and Under 10 Years	4 months’ pay

At least 10 Years	4 months’ pay plus 0.4 months’ pay for each full year of Company Service in excess of 10 years of service (prorated to a full month)

•                  Minimum severance benefit is one (1) month.

•                  Maximum severance benefit is twelve (12) months.

•                  Severance payments under the Program will be made on regular paydays, less applicable lawful payroll deductions and in accordance with the Company’s regular payroll practices, for the applicable period of time set forth above and in the Program (the “Severance Period”); there will be no lump sum payments except for vacation pay accrued and unused as of your Separation Date.

•                  The amount payable will be calculated on the basis of your base salary in effect on your Separation Date including extended hours pay and shift differential, if any, but excluding all overtime premiums, variable pay, and/or the impact of any temporary pay cuts.

•                  In the event of your death at any time during the Severance Period, any remaining payments shall be made to your estate or other legal representatives.

Continued Medical, Dental, and EAP Benefits

•                  Continued Medical and Dental coverage for you and your eligible dependents: If you timely elect to continue coverage under the Company’s medical or dental plans (the “Group Health Plans”) in accordance with the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Company will pay a portion of your premiums for COBRA coverage, subject to applicable withholdings, until the earliest of: (i) the end of the six (6) month period following your last day of employment, (ii) the day on which you become eligible for group health coverage under another employer’s plan,(1) (iii) the day you become employed by another employer, or (iv) the day on which your COBRA coverage ends for any reason, including but not limited to the failure to timely pay your share of the COBRA premiums. The amount of the Company’s monthly COBRA subsidy will be equal to the employer portion of Group Health Plan coverage for active employees for the same level of coverage.

The Company’s subsidy for COBRA continuation coverage is contingent upon you timely paying your portion of the COBRA premium for the applicable month in accordance with any payment procedures required by the Company or its COBRA administrator.

After the period for the Company’s COBRA subsidy ends, you may continue such coverage for the remainder of the COBRA coverage period at your own expense if still eligible.

The COBRA continuation coverage described in this Program is provided under the Group Health Plans, and is subject to all the terms and conditions set forth in the Group Health Plans and will be coordinated with applicable state and federal laws.

•                  Employee Assistance Program: If you elect to participate in this Program but decline medical coverage, you may continue participation in the Employee Assistance Program (EAP) for six (6) calendar months following your release date, under the same terms as noted above for the medical plan.

Other Benefits

•                  Incentive Compensation Programs: If you are a participant in the GrafTech International Ltd. Incentive Compensation Program or Sales Incentive Plan, are on the payroll as an active employee as of the last day of the applicable performance period and are eligible to receive an “Award” (as defined in the applicable Incentive Plan) for

(1)                                 The Company may require verification of employment status as a means to determine when to terminate extended benefit plan coverage.

such performance period, you will have an individual multiplier of 80% of the earned Award based on the results of the business, local, or individual metrics identified for the performance period. The Award will be payable in accordance with the terms of the applicable Incentive Plan.

•                  Outplacement Assistance: The Company will provide Outplacement Assistance for three (3) months from the date that you initiate this service with the vendor. If you are interested in Outplacement Assistance, please contact your Human Resources manager.

If you decline to sign and return the Release or if you revoke a signed Release, Outplacement Assistance will be discontinued. Local availability of services will determine the format through which outplacement assistance is provided.

Except as otherwise explicitly indicated, eligibility for the above benefits is subject to the following:

•                  You must execute the attached Release and return it to your Human Resources manager NO EARLIER THAN your Separation Date and NO LATER THAN five (5) calendar days after the Separation Date, which is at least forty-five (45) calendar days after you receive this Notification Letter and the Release. A signed Release received by the Company postmarked on or before the fifth calendar day after the Separation Date will be considered timely. You are advised to review the Release with an attorney.

You will not receive Program benefits if you:

•                  Voluntarily terminate employment prior to the last day of work.

•                  Are discharged prior to the last day of work for unsatisfactory work performance, as determined in the sole discretion of the Company.

•                  Are discharged prior to the last day of work for misconduct or other violation of Company policy or rules, as determined in the sole discretion of the Company.

•                  Breach any contractual or legal obligation to the Company, including but not limited to any noncompetition, confidentiality or other restrictive covenant in effect with the Company. See enclosed agreement.

•                  Do not sign and return the Release in the time frame specified above.

•                  Elect in writing to revoke the Release within seven (7) calendar days after its execution.

After you have executed the Release and begin to receive Program benefits, those benefits will immediately cease if you:

•                  Are employed prior to the expiration of the Program benefits in a facility, activity, function or business which has been divested or outsourced by the Company and you become employed by the purchaser, or outsourcing party, or an affiliate of any of them.

•                  Are employed prior to the expiration of the Program benefits by any business or affiliate of the Company.

After you have executed the Release and begin to receive Program benefits, those benefits will immediately cease, and instead, employee will be paid a lump sum equal to 60% of the remaining balance of salary continuation benefits, if, prior to the expiration of the Program benefits, the employee:

•                  Is employed by any other organization and employee’s compensation with new employer is at least 70% of the salary received from GrafTech as of the Release Date.

The cessation of Program benefits for any reason stated above will not affect the continued validity and enforceability of the Release.

If you elect not to participate in the Program described above, you will remain eligible for other benefits prescribed by law, including:

•                  Payment of any unused accrued vacation pay to which you are entitled per Company policy; and,

•                  Continuation of health insurance benefits pursuant to COBRA, as applicable (additional information for which will be provided under separate cover).

The following benefits will terminate upon the Separation Date, regardless of whether you elect to participate in the Program:

•                  Benefits under our Basic Life Insurance Group Policy will terminate on your Separation Date, but you may convert the group life policy to a private policy. If you are eligible for retiree life insurance, this benefit is capped at $10,000.

•                  Short and long term disability eligibility terminates as of the Separation Date. For any employee who becomes eligible for (and receives) a long term disability benefit following the date of the Notification Letter, such disability benefits may be reduced by severance payments hereunder in accordance with the terms of the Long Term Disability Plan.

Barbara Farrar, HR Generalist

SELECTIVE SEVERANCE PROGRAM
RELEASE AGREEMENT

GrafTech International Holdings Inc. (the “Company”) and XXXXX, his/her heirs, executors, administrators, successors, and assigns (collectively referred to throughout this Release Agreement as “Employee”), intending to be legally bound, agree to the following:

Employee’s date of termination of employment with the Company is                        (the “Separation Date”). Employee may not sign this Selective Severance Program Release Agreement (hereinafter the “Release”) before the Separation Date.

In consideration of, but subject to, my receipt of Selective Severance Program (“Program”) benefits as described herein and in the Selective Severance Program Notification Letter (“Notification Letter”) to me dated                       , which is incorporated herein by reference, I knowingly and voluntarily release and discharge GrafTech International Holdings Inc., its parents, divisions, predecessors, insurers, subsidiaries and affiliates, and its and their respective successors, assigns, directors, officers, employees, representatives, consultants, advisors, counsel, and agents, individually and in their business capacities, and their employee benefit plans and programs and their administrators and fiduciaries (collectively referred to as the “Company” or “Releasees”), from all claims and causes of action whatsoever (whether known or unknown), asserted or unasserted, which I have or may have against Releasees as of the date of execution of this Release. These include, but are not limited to any alleged violation of:

1.                                      The Age Discrimination in Employment Act, as amended (29 U.S.C. Section 621-634) (the “ADEA”), and any other federal, state or municipal employment discrimination statutes pursuant to which claims based on age may be asserted against the Company;

2.                                      Claims and causes of action arising under any federal, state or municipal employment discrimination statutes, as amended, including, but not limited to:

a.              Title VII of the Civil Rights Act of 1964, 42 U.S.C. §2000e et seq.,

b.              the Americans With Disabilities Act, as amended, 42 U.S.C. §12101 et seq.,

c.               Sections 1981 through 1988 of Title 42 of the United States Code,

d.              the Family and Medical Leave Act, 29 U.S.C. § 5601 et seq.,

e.               the Employee Retirement Security Income Act, as modified below,

f.                the Equal Pay Act,

g.               the Civil Rights Act of 1866,

h.              the Immigration Reform and Control Act,

i.                  the Worker Adjustment and Retraining Notification Act,

j.                 the Fair Credit Reporting Act,

k.              the Genetic Information Nondiscrimination Act of 2008,

l.                  the Ohio Civil Rights Act,

m.          the Ohio Whistleblower Protection Act,

n.              the Ohio Age Discrimination in Employment Act,

o.              Ohio statutory provisions regarding retaliation/discrimination for pursuing workers’ compensation claim set forth in Ohio Rev. Code § 4123.90,

p.              the Ohio Minimum Fair Wages Act,

q.              the Ohio Wage Payment Act,

r.                 the Ohio Uniformed Services Employment and Reemployment Act, and/or

s.                the Ohio Family Military Leave Act.

3.                                      any other federal, state, or local law, rule, regulation, or ordinance,

4.                                      any other claim or cause of action whatsoever, including, but not limited to, any public policy, contract, tort, or common law claim, and/or;

5.                                      any basis for recovering costs, fees, or other expenses including attorneys’ fees incurred in these matters.

I understand and agree that I will not receive the monies and/or benefits that constitute consideration to sign this Release, as set forth above and as set forth in the Selective Severance Program Notification Letter which is incorporated herein by reference except for my execution of this Release and the fulfillment of the promises contained herein.

Except as expressly stated in this Release, I understand and agree that I am waiving and releasing any and all claims that I may ever have had or that I now have against the Company, regardless of their nature or origin, and that the fact that such claim or cause of action is not listed above does not mean that such claim or cause of action is not included in this Release. This Release does not apply to any claim or cause of action which, under applicable law, cannot be released or waived. I understand that I am not waiving any rights I may have to: (i) my own vested accrued employee benefits under the Company’s health, welfare, or retirement plans as of my Separation Date; (ii) benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; (iii) pursue claims which by law cannot be waived by signing this Release; (iv) enforce this Release; and/or (v) challenge the validity of this Release.

If any claim or cause of action is not subject to release or waiver, then, to the extent permitted by applicable law, I waive any right or ability to be (and agree not to act as) a class or collective action representative and to participate (and agree not to participate) in any putative or certified class, collective or multi-party action or proceeding, based on such a claim in which the Company or any other Release identified in this Release is a party.

It is expressly understood that I do not waive rights or claims that may arise after the effective date of this Release and which are not the subject of this Release. Notwithstanding anything in this Agreement to the contrary, nothing in this Release prohibits or prevents me from filing a charge with or participating, testifying, or assisting in any investigation, hearing, whistleblower proceeding or other proceeding before any federal, state, or local government agency (e.g., EEOC, NLRB, SEC, etc.), nor does anything in this Release preclude, prohibit, or otherwise limit, in any way, my rights and abilities to contact, communicate with, report matters to, or otherwise participate in any whistleblower program administered by any such agencies. However, to the maximum extent permitted by law, I agree that if such an administrative claim is made, I shall not be entitled to recover any individual monetary relief or other individual remedies with respect to the claims released herein.

I represent, promise and agree that: (i) neither I nor any agent acting on my behalf has commenced or prosecuted any complaint, lawsuit or other civil action in any court against the

Company on the basis of any claims, causes of action, or other matters within the scope of this Release.

I declare and expressly warrant that I am not a Medicare beneficiary; that I am not suffering from end stage renal failure or amyotrophic lateral sclerosis; that I have not received Social Security disability benefits for 24 months or longer; and/or that I have not applied for Social Security disability benefits, and/or have not been denied Social Security disability benefits and am appealing the denial. I affirm, covenant and warrant that I have made no claim for illness or injury against, nor am I aware of any facts supporting any claim against the Company under which the Company could be liable for medical expenses incurred by me before or after the execution of this Agreement. Because I am not a Medicare recipient as of the date of this Agreement, I am aware of no medical expenses which Medicare has paid and for which the Company is or could be liable now or in the future. I agree and affirm that, to the best of my knowledge, no liens of any governmental entities, including those for Medicare conditional payments, exist.

I agree that, when requested to do so by the Company, I will cooperate in any legal disputes and/or proceedings and/or business matters relating to issues and/or incidents which took place during the term of my employment. I acknowledge that such cooperation may include, without limitation, appearances in court or discovery proceedings. If the Company makes such a request, I understand that the Company will reimburse me for reasonable travel, lodging, meal and similar out-of-pocket expenses incurred by me (and that are not reimbursed or paid by a third party) in connection therewith upon submission of appropriate supporting documentation.

Without violating the terms of this Release, I understand and agree that I will only discuss the terms of this Release with my attorney, my tax advisor and members of my immediate family, provided that they agree to keep the information in this Release strictly confidential and not disclose it to any other person.

In addition, I understand that this Release is intended to avoid any disputes and it shall not be construed by any person or entity as an admission of any liability or wrongdoing of any kind. I further agree that, prior to the termination of my employment, I will return to the Company all records, files, equipment, desk or office or file keys, credit cards, computer programs and disks, or other Company property which is in my possession.

I agree that I will not in any way disparage the Company, or any of the Releasees, including, but not limited to, their officers, directors and employees, or make or solicit any comments, statements, or the like to the media or to others that may be considered to be derogatory or detrimental to the good name or business reputation of the Company or any of the Releasees. In the event that I violate this provision, I acknowledge that the Company has the right to institute an action against me for any damages plus the reimbursement of attorneys’ fees and costs incurred in connection with the enforcement of this provision. It is understood that the rest of this Agreement would, nevertheless, remain in full force and effect.

Attached as “Attachment 1” is a list of the job titles and ages of all individuals eligible for/selected for the termination in the                                                as well as the individuals who are ineligible/were not selected for the                                            .

I affirm that I have received the Selective Severance Program Notification Letter along with any attachments and/or appendices. I have carefully read and fully understand all the provisions of the Program described in the Notification Letter and this Release, and I have signed this Release knowingly and voluntarily. I acknowledge that I have (i) been given at least forty-five (45) calendar days to review and consider this Release and accompanying material, (ii) been advised to consult with an attorney before executing this Release, (iii) have had any questions answered to my satisfaction, and (iv) have not relied upon any representation or statement, written or oral, not set forth in this Release or the Notification Letter.

I acknowledge that this Release and the Notification Letter contain the entire understanding between the Company and me and supersedes all prior agreements and understandings regarding the subject matter of this Release and the Notification Letter unless otherwise stated herein. If any provision of this Release is deemed to be invalid, the remainder of this Release is enforceable in all other respects. I acknowledge that I have not relied on any representations, promises, or agreements of any kind made to me in connection with my decision to accept this Release, except for those set forth in this Release.

I acknowledge receipt of the Notification letter and Attachment 1, which contains additional information regarding those eligible and those not selected for the applicable Selective Severance Program benefits.

I agree and understand that this Release is governed by the laws of the State of Ohio without regard to its conflict of law provisions, and that the Release will be binding not only on me but also on my heirs, administrators and assigns with respect to the claims and causes of action covered by this Release. As of the date of my signing of this Release, I have made no assignment of any claims or causes of action against the Company. In the event of a breach of any provision of this Release, either party may institute an action specifically to enforce any term or terms of this Release and/or to seek any damages for breach. Should any provision of this Release be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Release in full force and effect.

The Parties agree that neither this Release nor the furnishing of the consideration for this Release shall be deemed or construed at any time for any purpose as an admission by Releasees of wrongdoing or evidence of any liability or unlawful conduct of any kind.

This Release may not be modified, altered or changed except in writing and signed by both Parties wherein specific reference is made to this Release.

I UNDERSTAND THAT I HAVE AT LEAST FORTY-FIVE (45) CALENDAR DAYS TO CONSIDER THIS RELEASE. I UNDERSTAND THAT I AM ALSO ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO MY SIGNING THIS RELEASE.

I UNDERSTAND THAT I CAN REVOKE THIS RELEASE, BUT ONLY BY DOING SO IN WRITING WITHIN A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING ITS EXECUTION. ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED, IN WRITING, TO BARBARA FARRAR AND STATE, “I HEREBY REVOKE MY ACCEPTANCE OF OUR RELEASE AGREEMENT.” THE REVOCATION MUST BE PERSONALLY

DELIVERED TO BARBARA FARRAR OR HER DESIGNEE, OR MAILED TO BARBARA FARRAR, GRAFTECH INTERNATIONAL HOLDINGS INC., SUITE 300, PARK CENTER I, 6100 OAK TREE BVD., INDEPENDENCE, OH 44131 AND POSTMARKED WITHIN SEVEN (7) CALENDAR DAYS AFTER EMPLOYEE SIGNS THIS RELEASE.

I AGREE THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS RELEASE, DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL CONSIDERATION PERIOD OF AT LEAST FORTY-FIVE (45) CALENDAR DAYS.

I AFFIRM THAT I HAVE BEEN PAID AND/OR HAVE RECEIVED ALL COMPENSATION, WAGES, BONUSES, COMMISSIONS, AND/OR BENEFITS WHICH ARE DUE AND PAYABLE AS OF THE DATE I SIGN THIS RELEASE. I AFFIRM THAT I HAVE BEEN GRANTED ANY LEAVE TO WHICH I WAS ENTITLED UNDER THE FAMILY AND MEDICAL LEAVE ACT OR RELATED STATE OR LOCAL LEAVE OR DISABILITY ACCOMMODATION LAWS.

I FURTHER AFFIRM THAT I HAVE NO KNOWN WORKPLACE INJURIES OR OCCUPATIONAL DISEASES.

I ALSO AFFIRM THAT I HAVE NOT DIVULGED ANY PROPRIETARY OR CONFIDENTIAL INFORMATION OF THE COMPANY AND I WILL CONTINUE TO MAINTAIN THE CONFIDENTIALITY OF SUCH INFORMATION CONSISTENT WITH THE COMPANY’S POLICIES AND MY AGREEMENT(S) WITH THE COMPANY AND/OR COMMON LAW. I ALSO ACKNOWLEDGE THAT I HAVE BEEN INFORMED, IN ACCORDANCE WITH 18 U.S.C. § 1833(b), THAT I MAY NOT BE HELD CRIMINALLY OR CIVILLY LIABLE UNDER ANY FEDERAL OR STATE TRADE SECRET LAW FOR THE DISCLOSURE OF A TRADE SECRET WHERE THE DISCLOSURE EITHER IS MADE (1) IN CONFIDENCE TO A FEDERAL, STATE, OR LOCAL GOVERNMENT OFFICIAL, EITHER DIRECTLY OR INDIRECTLY, OR TO AN ATTORNEY; AND (2) SOLELY FOR THE PURPOSE OF REPORTING OR INVESTIGATING A SUSPECTED VIOLATION OF LAW; OR IS MADE IN A COMPLAINT OR OTHER DOCUMENT FILED IN A LAWSUIT OR OTHER PROCEEDING, IF SUCH FILING IS MADE UNDER SEAL.

I FURTHER AFFIRM THAT I HAVE NOT BEEN RETALIATED AGAINST FOR REPORTING ANY ALLEGATIONS OF WRONGDOING BY THE COMPANY OR ITS OFFICERS, INCLUDING ANY ALLEGATIONS OF CORPORATE FRAUD.

I AFFIRM THAT ALL OF THE COMPANY’S DECISIONS REGARDING MY PAY AND BENEFITS THROUGH MY SEPARATION DATE WERE NOT DISCRIMINATORY BASED ON AGE, DISABILITY, RACE, COLOR, SEX, RELIGION, NATIONAL ORIGIN OR ANY OTHER CLASSIFICATION PROTECTED BY LAW.

I AFFIRM THAT I HAVE RETURNED ALL OF THE COMPANY’S PROPERTY, DOCUMENTS, AND/OR ANY CONFIDENTIAL INFORMATION IN MY POSSESSION OR CONTROL. I ALSO AFFIRM THAT I AM IN POSSESSION OF ALL OF MY PROPERTY THAT I HAD AT THE COMPANY’S PREMISES AND THAT THE COMPANY IS NOT IN POSSESSION OF ANY OF MY PROPERTY.

I FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTER INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS I HAVE OR MIGHT HAVE AGAINST RELEASEES.

Employee:		Company:

GrafTech International Holdings Inc.

By:		By:
	(Signature)	(Signature)
Print
Name:

Print
Title:

Date:		Date:

IF YOU HAVE QUESTIONS CONCERNING THE SELECTIVE SEVERANCE PROGRAM BENEFITS OFFERED TO YOU OR THIS RELEASE, YOU MAY WISH TO CONSULT YOUR BENEFITS ADMINISTRATOR, TAX CONSULTANT, AND/OR ACCOUNTANT BEFORE YOU SIGN IT. SIGNING THIS DOCUMENT WAIVES CERTAIN LEGAL RIGHTS, AND YOU ARE THEREFORE ALSO ADVISED TO CONSULT AN ATTORNEY BEFORE SIGNING IT.

ATTACHMENT 1 TO SELECTIVE SEVERANCE PROGRAM RELEASE AGREEMENT

GrafTech International Holdings Inc. (the “Company”) hereby informs you that you will be released from employment with the Company due to the restructuring of the organization (“                                     “). You are eligible for a severance allowance and other benefits under the Selective Severance Program. The following information is provided to you in accordance with law.

(a)                                 Severance has been offered to the employees of GrafTech International Holdings Inc. whose employment is being terminated as a result of the
                          .

(b)                                 The eligibility factors for severance are as follows: you must be an employee of GrafTech International Holdings Inc. whose employment is being terminated as a result of the                                                 .

(c)                                  The time limits are as follows: you must submit a signed Release NO EARLIER than your Separation Date and NO LATER than five (5) calendar days after the Separation Date, which is at least forty-five (45) calendar days from your receipt of the Notification Letter and Release.

(d)                                 The job titles and ages of all individuals in your organizational unit or group who were and were not selected for termination and offered Selective Severance Program benefits for signing a Release are as follows:

Job Title	Selected	Not Selected	Age

XXX